Exhibit 10.53

CROSS REIMBURSEMENT AND INDEMNITY AGREEMENT

THIS CROSS REIMBURSEMENT AND INDEMNITY AGREEMENT (this “Agreement”) is made as of December 1 , 2006 (the “Effective Date”) between CHASE PARK PLAZA HOTEL, LLC, a Delaware limited liability company (“Hotel Owner”) and THE PRIVATE RESIDENCES, LLC, a Delaware limited liability company (“Residences Owner”).

RECITALS:

WHEREAS, Kingsdell L.P., a Delaware limited partnership (“Kingsdell”) made a certain Promissory Note in the amount of $55 million (the “Note”) payable to the order of Massachusetts Mutual Life Insurance Company (“Mass Mutual”);

WHEREAS, the Note is secured by a Deed of Trust (the “Deed of Trust”) covering (i) the Chase Hotel (the “Hotel”), (ii) the basement, sub-basement, floors 1 through 8, floor 16, a portion of floor 28, floor 29 and floor 30 of the Park Plaza Tower (the “Hotel Expansion”) and (iii) floors 9 through 15 (which does not contain a 13th floor) and floors 17 through 27 and a portion of floor 28 of the Park Plaza Tower (the “Residences”);

WHEREAS, contemporaneously with the execution of this Agreement (i) Kingsdell has contributed the Hotel and the Hotel Expansion to Hotel Owner pursuant to the terms of that certain Contribution Agreement between Kingsdell and Hotel Owner dated December 1, 2006 and (ii) Kingsdell has contributed the Residences to Residences Owner pursuant to the terms of that certain Contribution Agreement between Kingsdell and Residences Owner dated December 1 , 2006;

WHEREAS, contemporaneously with the execution of this Agreement, Hotel Owner and Residences Owner have each executed that certain Loan Assumption Agreement (the “Assumption Agreement”), pursuant to which each has agreed to be jointly and severally liable under the Note for the loan evidenced by the Note (the “Loan”);

WHEREAS, even though the Loan is cross-collateralized and cross-defaulted and even though Hotel Owner and Residences Owner are jointly and severally liable for the Loan pursuant to the terms of the Assumption Agreement, Hotel Owner and Residences Owner desire to express among themselves the division of the primary obligation with respect to the Loan and related expenses;

WHEREAS, each party recognizes that it has the obligation, upon a failure to pay by the other party of its allocated share of the Loan and expenses, to pay the other party’s allocated share of the Loan and expenses;

WHEREAS, as the inducement for Hotel Owner to enter into the Assumption Agreement, Residences Owner has agreed to reimburse and/or indemnify Hotel Owner for any payments made by Hotel Owner under the Note that are applied to Residences Owner’s share of the Loan, any fees and expenses paid by Hotel Owner under the Note that are applied to Residences Owner’s share of such fees or expenses, and any losses incurred by Hotel Owner resulting from the failure of Residences Owner to perform or to comply with any covenant or condition required to be performed or complied with by Residences Owner under the Note or the Deed of Trust; and

WHEREAS, as the inducement for Residences Owner to enter into the Assumption Agreement, Hotel Owner has agreed to reimburse and/or indemnify Residences Owner for any payments made by Residences Owner under the Note that are applied to Hotel Owner’s share of the Loan, any fees and expenses paid by Residences Owner under the Note that are applied to Hotel Owner’s share of such fees and expenses, and any losses incurred by Residences Owner resulting from the failure of Hotel Owner to perform or to comply with any covenant or condition required to be performed or complied with by Hotel Owner under the Note or the Deed of Trust.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises, Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.             Recitals.  The foregoing recitals are incorporated into this Agreement by this reference.

2.             Representations and Warranties.

A.            Hotel Owner hereby represents and warrants to Residences Owner as follows:

(1)                                  Hotel Owner has been duly organized and is validly existing as a limited liability company under the laws of the State of Delaware with full power and authority to own its properties and conduct its business as the same is now being conducted.

(2)                                  This Agreement has been duly authorized, executed and delivered by Hotel Owner and is the legal, valid and binding obligation of Hotel Owner enforceable in accordance with its terms, except as limited by bankruptcy, moratorium, reorganization, rehabilitation and other laws relating to or affecting enforcement of creditor’s rights generally and except as enforceability is subject to judicial discretion under general principles of equity and except as enforceability of indemnification or contribution provisions to which this Agreement relates may be limited, in whole or in part, by applicable securities laws or public policy.

B.            Residences Owner hereby represents and warrants to Hotel Owner as follows:

(1)                                  Residences Owner has been duly organized and is validly existing as a limited liability company under the laws of the State of Delaware with full power and authority to own its properties and conduct its business as the same is now being conducted.

(2)                                  This Agreement has been duly authorized, executed and delivered by Residences Owner and is the legal, valid and binding obligation of Residences Owner enforceable in accordance with its terms, except as limited by bankruptcy, moratorium, reorganization, rehabilitation and other laws relating to or affecting enforcement of creditor’s rights generally and except as enforceability is subject to judicial discretion under general principles of equity and except as enforceability of indemnification or contribution provisions to which this Agreement relates may be limited, in whole or in part, by applicable securities laws or public policy.

3.             Division of Loan.  It is the intent of Hotel Owner and Residences Owner that a portion of the Loan is reflected between Hotel Owner and Residences Owner as the primary obligation of Hotel Owner and a portion of the Loan is reflected between Hotel Owner and Residences Owner as the primary obligation of Residences Owner, although as to Mass Mutual, such parties are jointly and severally liable.  The “Hotel Owner Share” of the Loan shall be considered to be $55,000,000 and the “Residences Owner Share” of the Loan shall be considered to be $0.00.

4.             Reimbursement.

A.            To the extent not prohibited by the Loan Agreement, Residences Owner agrees to reimburse Hotel Owner, immediately upon demand, for any and all payments made by Hotel Owner under the Note to the extent such payments are applied to the Residences Owner Share of the Loan, whether such payments by Hotel Owner are expended for interest on or principal of the Residences Owner Share of the Loan or fees or expenses properly allocable to the Residences Owner Share of the Loan, or otherwise, together with any costs and expenses incurred in connection with the foregoing.

B.            To the extent not prohibited by the Note or the Deed of Trust, Hotel Owner agrees to reimburse Residences Owner, immediately upon demand, for any and all payments made by Residences Owner under the Note to the extent such payments are applied to the Hotel Owner Share of the Loan, whether such payments by Residences Owner are expended for interest on or principal of the Hotel Owner Share of the Loan or fees or expenses properly allocable to the Hotel Owner Share of the Loan, or otherwise, together with any costs and expenses incurred in connection with the foregoing.

5.             Indemnity.

A.            Subject to the following provisions of this Section 5, Hotel Owner agrees to indemnify and hold Residences Owner and its general partners and their employees, agents and representatives harmless from and against any and all losses, costs, damages, expenses and liabilities of whatsoever nature or kind (including but not limited to, reasonable attorneys’ fees, litigation and court costs, amounts paid in settlement (by or with the approval of Hotel Owner) and amounts paid to discharge judgments) directly or indirectly resulting from, arising out of, or related to the failure of Hotel Owner to perform or to comply with any covenant or condition required to be performed or complied with by Hotel Owner under the Note or the Deed of Trust, other than those covenants or conditions that are the primary responsibility of Residences Owner.

B.            Subject to the following provisions of this Section 5, Residences Owner agrees to indemnify and hold Hotel Owner and its general partners and their employees, agents and representatives harmless from and against any and all losses, costs, damages, expenses and liabilities of whatsoever nature or kind (including but not limited to, reasonable attorneys’ fees, litigation and court costs, amounts paid in settlement (by or with the approval of Residences Owner) and amounts paid to discharge judgments) directly or indirectly resulting from, arising out of, or related to the failure of Residences Owner to perform or to comply with any covenant or condition required to be performed or complied with by Residences Owner under the Note or the Deed of Trust, other than those covenants or conditions that are the primary responsibility of Hotel Owner.

C.            Each indemnified person shall give prompt notice to the indemnifying party of any action commenced against the indemnified person in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement, except to the extent of loss caused by such failure of notification.

D.            Subject to the terms and provision of the remainder of this Section 5, if any claim for indemnification by the indemnified person arises out of a claim for monetary damages by a person other than the indemnified person, the indemnifying party shall undertake to conduct any proceedings or negotiations in connection therewith that are necessary to defend the indemnified person and shall take all such steps or proceedings as the indemnifying party in good faith deems necessary to settle or defeat any such claims, and to employ counsel to contest any such claims; provided, however, that the indemnifying party shall reasonably consider the advice of the indemnified person as to the defense of such claims, and the indemnified person shall have the right to participate, at its own expense, in such defense, but control of such litigation and settlement shall remain with the indemnifying party.  The indemnified person shall provide all reasonable cooperation in connection with any such defense by the indemnifying party.  Reasonable counsel and auditor fees, filing fees and court fees of all proceedings, contests or lawsuits with respect to any such claim or asserted liability shall be borne by the indemnifying party, unless the indemnified person shall be culpable (by judicial determination or acknowledgment) of a standard of conduct as to which it shall not be entitled to indemnification hereunder in which case the indemnified person shall bear all such fees and expenses with respect to itself.  If an indemnified person reasonably determines that a conflict of interest exists between such indemnified person and the indemnifying party as to such claims, or if any such claim is made hereunder and the indemnifying party does not undertake the defense thereof, such indemnified person shall be entitled to control such litigation and settlement and all the costs thereof, and shall be entitled to indemnity with respect thereto pursuant to the terms of this Section 5; provided, however, that all of such indemnified persons as to whom no conflict of interest exists among them shall be entitled to the payment of the fees and expenses of only one firm of attorneys for any one action or proceeding as counsel to all of them.  To the extent that the indemnifying party undertakes the defense of such claim, the indemnified persons shall be entitled to indemnity hereunder only to the extent that such defense is unsuccessful as determined by a final judgment of a court of competent jurisdiction, or by written acknowledgment of the parties.

6.             Other Agreements.

A.            The parties hereto recognize that Hotel Owner and Residences Owner may enter into other agreements (the “Other Agreements”) in the future with Mass Mutual pursuant to which (i) Hotel Owner and Residences Owner are jointly and severally liable or (ii) Hotel Owner or Residences Owner guaranties the obligations of the other, but pursuant to which Hotel Owner has the primary obligation for a portion of the obligations stated in the agreement and Residences Owner has the primary obligation for the remainder of the obligations stated in the agreement or Hotel Owner or Residences Owner has the primary obligation for the obligations stated in the agreement and the other party has liability as a guarantor (the “Other Obligations”).  Hotel Owner and Residences Owner hereby agree to reimburse each other and indemnify each other with respect to their respective shares of such agreements pursuant to the principles described in Sections 4 and 5 above.

B.            The parties hereto acknowledge that the rights of contribution, reimbursement and indemnification hereunder shall constitute assets in favor of the other party to which such contribution, reimbursement and indemnification is owing.

C.            This Agreement shall become effective on the Effective Date and shall continue in full force and effect and may not be terminated or otherwise revoked by any party until (i) all of the obligations described in the Note and the Deed of Trust (the “Obligations”) shall have been indefeasibly paid in full (in lawful money of the United States of America) and discharged and the Note and the financing arrangements evidenced and governed by the Note shall have been terminated, (ii) all of the Other Obligations arising under the Other Agreements shall have been indefeasibly paid in full (in lawful money of the United States of America) and discharged and such Other Agreements shall have been terminated and (iii) both Hotel Owner and Residences Owner agree to terminate this Agreement.  Each party has a right to waive its contribution, indemnity and reimbursement right against the other party hereto to the extent that after giving effect to such waiver such party would remain solvent.

7.             Notices.  Notices, reports, and payments hereunder shall be in writing, shall be given by personal service or by mailing, and shall be deemed to be given and received on the date indicated on an acknowledgement of receipt to be retained by the sender.  Notices, reports, and payments hereunder shall be addressed to Hotel Owner or Residences Owner at its principal office or to such other address as either party may specify in a written notice to the other party in accordance with this Section 7.

8.             Severability.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held to be invalid or unenforceable by any court or authority having jurisdiction thereover, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and in force to the fullest extent permitted by law.

9.             No Waiver of Default.  The failure of either party to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but either party shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or at equity.  The failure by either party to insist upon the strict performance of any one of the terms or conditions of this Agreement or to exercise any right, remedy or election herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such term, condition, right, remedy or election, but the same shall continue and remain in full force and effect.  All rights and remedies that either party may have at law, in equity or otherwise for any breach of any term or condition of this Agreement, shall be distinct, separate and cumulate rights and remedies, whether or not exercised by such party.

10.           Merger.  This Agreement contains the entire agreement between the parties hereto with respect to the matters herein contained.  No requirement, obligation, remedy or provision of this Agreement shall be deemed to have been waived unless expressly waived in writing, and any such waiver shall not affect the right to enforce any provision thereafter.

11.           Governing Law.  Unless superseded by federal law, this agreement shall be construed under the laws of the State of Missouri.

12.           Attorney’s Fees.  Should either party hereto employ an attorney to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for the breach of this Agreement, the nonprevailing party in any such action agrees to pay to the prevailing party all reasonable costs, damages and expenses (including court costs and reasonable attorney’s fees) expended or incurred in connection therewith.

13.           Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.  Neither party hereto may assign this Agreement without obtaining the other’s prior written consent.

14.           Amendments.  This Agreement may be amended only by a written instrument signed by both parties and only with the written consent of the Agent and the approval of the parties to the Other Agreements.

15.           Counterparts.  This Agreement may be executed in counterparts, with each executed counterpart constituting an original and all counterparts together constituting one agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the day and year first above written.

CHASE PARK PLAZA HOTEL, LLC
a Delaware limited liability company

By:	Kingsdell L.P.,
a Delaware limited partnership,
Authorized Member

	By:	IFC, Inc.,
a Missouri corporation,
its General Partner

		By:	/s/ James L. Smith
James L. Smith, President

THE PRIVATE RESIDENCES, LLC
a Delaware limited liability company

By:	Kingsdell L.P.,
a Delaware limited partnership,
Authorized Member

	By:	IFC, Inc.,
a Missouri corporation,
its General Partner

		By:	/s/ James L. Smith
James L. Smith, President